Exhibit (a)(1)(vi)
Letter of Transmittal
For Common Share Purchase Warrants of Castor Maritime Inc. issued on April 7, 2021
At a Cash Purchase Price of $0.105 per warrant
Pursuant to the Offer to Purchase Dated April 22, 2024 as Amended on May 16, 2024
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON FRIDAY, MAY 31, 2024, UNLESS THE OFFER IS EXTENDED.
The undersigned represents that they have full authority to tender without restriction the certificate(s) listed below. Castor Maritime Inc. (“Company,” “Castor,” “we,” “us” or “our”) is hereby authorized and instructed to pay by wire transfer of funds to the bank account identified by the undersigned below an aggregate sum representing cash payment for that number of Common Share Purchase Warrants of the Company issued on April 7, 2021 (the “Warrants”), exercisable in the aggregate into 1,033,077 of our common shares, par value $0.001 per share (the “Common Shares”), that are tendered by the undersigned pursuant to this Letter of Transmittal for purchase by the Company at a price of $0.105 per Warrant, net to the undersigned in cash, without interest, upon the terms and subject to the conditions in the Offer to Purchase, dated April 22, 2024, as amended on May 16, 2024 (the “Offer to Purchase” and, together with this Letter of Transmittal, as they may be amended or supplemented from time to time, the “Offer”). Payments of the purchase price made pursuant to the Offer will be rounded down to the nearest whole cent.
THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR WARRANT CERTIFICATES, TO US AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH IMMEDIATELY BELOW DOES NOT CONSTITUTE VALID DELIVERY.
IF YOU DELIVERED A LETTER OF TRANSMITTAL IN THE FORM PROVIDED WITH THE OFFER TO PURCHASE DATED APRIL 22, 2024 AND HAVE NOT WITHDRAWN YOUR WARRANTS, YOU DO NOT NEED TO COMPLETE THIS LETTER OF TRANSMITTAL.
Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.
Mail or deliver this Letter of Transmittal, together with the certificate(s) representing your Warrant, to:
Castor Maritime Inc.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol
Cyprus
Attn: Petros Panagiotidis

Pursuant to the Offer to purchase all outstanding Warrants, the undersigned encloses herewith and tenders the following certificates representing Warrants:
DESCRIPTION OF WARRANTS TENDERED
Name(s) and Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on the Warrant certificate(s)	Warrants Tendered
(Please fill in. Attach separate schedule if needed – See Instruction 2)
	Certificate No(s)	Total number of Warrants Represented by Certificate(s)	Number of Warrants Tendered*

TOTAL WARRANTS
	*	See Instruction 3. Unless otherwise indicated, it will be assumed that all Warrants represented by any certificates delivered to us are being tendered.

READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL
YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW
Tendering warrantholders must deliver the certificates for their Warrants tendered pursuant to the Offer and all other documents required by this Letter of Transmittal to us by 5:00 P.M., Eastern time, on Friday, May 31, 2024 (such date and time, as they may be extended at any time or from time to time by us, the “Expiration Date”). All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase. If you want to retain the Warrants you own, you do not need to take any action.
LOST OR DESTROYED CERTIFICATE(S)
IF ANY CERTIFICATE REPRESENTING PART OR ALL OF THE WARRANTS THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT US AT +357 25 357 767 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT US IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 8.
 ☐ Lost Certificates. I have lost my certificate(s) for        Warrants and I require assistance in replacing the Warrants (See Instruction 8).

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.
Ladies and Gentleman:
The undersigned hereby tenders to Castor Maritime Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), the above-described Common Share Purchase Warrants issued on April 7, 2021, at a price per Warrant of $0.105 per Warrant, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Company’s Amended and Restated Offer to Purchase dated May 16, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”) and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of both of which is hereby acknowledged.
Subject to and effective on acceptance for payment of, and payment for, the Warrants tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Warrants tendered hereby that are accepted for payment pursuant to the Offer. The undersigned irrevocably constitutes and appoints Castor Maritime Inc. the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Warrants, to (a) present such tendered Warrants for cancellation and transfer on the Company’s books and (b) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Warrants, all in accordance with the terms of the Offer.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Warrants tendered, and that, when the same are accepted for purchase by us, we will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, encumbrances and other obligations relating to the sale or transfer of the Warrants, and the same will not be subject to any adverse claim or right.
The undersigned will, upon our request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the sale, assignment and transfer of the Warrants tendered, all in accordance with the terms of the Offer.
All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.
The undersigned understands that:
1.
the valid tender of Warrants pursuant to the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer; our acceptance for payment of the Warrants tendered pursuant to the Offer will constitute a binding agreement between the undersigned and us on the terms and subject to the conditions of the Offer, which agreement will be governed by, and construed in accordance with, the laws of the State of New York;

2.	Warrants properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offer, upon the terms and subject to the conditions of the Offer;
3.
we will return certificates for unpurchased Warrants promptly after the expiration or termination of the Offer or the proper withdrawal of the Warrants, as applicable, in each case without expense to the warrantholder;

4.
under the circumstances set forth in the Offer to Purchase, we expressly reserve the right, in our sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase and to extend the period of time during which the

Offer is open and thereby postpone payment for Warrants by making a public announcement thereof. During any such extension, all Warrants previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering warrantholder to withdraw such warrantholder’s Warrants;
5.	we have advised the undersigned to consult with the undersigned’s own advisors to evaluate and consider the consequences of tendering Warrants pursuant to the Offer.
The undersigned agrees to all of the terms and conditions of the Offer.
Please pay the purchase price by wire transfer to the account indicated herein and, unless indicated otherwise under “Special Delivery Instructions”, return any certificates for Warrants not tendered or accepted for payment (and accompanying documents, as appropriate) to the address(es) of the holder(s) thereof appearing under “Description of Warrants Tendered.” The undersigned recognizes that payment of the purchase price pursuant to the Offer will be rounded down to the nearest cent. The undersigned recognizes that we have no obligation pursuant to the instructions hereto to transfer any Warrants from their name if we do not accept for purchase or payment any of the Warrants.

WIRE INSTRUCTIONS

PLEASE COMPLETE ALL FIELDS
Name(s) that appears on the account at your financial institution
The name on the bank account must correspond with your name as written on the face of the Warrants certificate(s) without any change or alteration whatsoever.

Address (including city, province/state, postal code/zip code)
P.O. boxes will not be accepted.

Name of Bank/Financial Institution

Bank/Financial Institution Address (including city, province/state, postal code/zip code)

Bank Account Number (including transit number, if applicable)

ABA Routing Number/SWIFT Code/BIC Code/IBAN Number/Sort Code (as applicable)

Additional Notes and Special Routing Instructions:

IF WIRE DETAILS ARE INCORRECT OR INCOMPLETE, WE WILL ATTEMPT TO CONTACT YOU AND CORRECT THE ISSUE. HOWEVER, IF WE CANNOT CORRECT THE ISSUE PROMPTLY, A CHECK, WHICH WILL BE DEEMED TO CONSTITUTE PAYMENT IN FULL OF THE AMOUNT OWED, WILL BE AUTOMATICALLY ISSUED AND MAILED TO THE ADDRESS ON RECORD. NO FEES WILL BE CHARGED.
Please provide email address and phone number in the event that the we need to contact you for corrective measures:
Email Address:
Phone Number:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 4 and 5)
To be completed ONLY if certificates for Warrants not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature.
Mail certificate(s) to:
Name:
(please print)
Address:

(please include Zip Code)

(Taxpayer Identification or Social Security Number)
IMPORTANT: WARRANTHOLDERS SIGN HERE
Signature(s) of Owner(s):

Dated:

(Must be signed exactly as the warrantholder’s name(s) appear(s) on the Warrant certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 4).
COMPLETE THE FOLLOWING SECTIONS
Name(s):

(Please Print)

Capacity (full title):

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer
1. Requirements of Tender. This Letter of Transmittal is to be completed by warrantholders tendering their Warrants pursuant to the Offer. For a warrantholder to validly tender Warrants pursuant to the Offer, we must receive, at our address set forth on front cover of this Letter of Transmittal and prior to the Expiration Date, a properly completed and duly executed Letter of Transmittal (or a manually executed photocopy of this Letter of Transmittal) and any other required documents, including, but not limited to, certificates representing the tendered Warrants. See Section 3 of the Offer to Purchase for further information on procedures for tendering Warrants.
Warrants tendered pursuant to the Offer may be withdrawn at any time before the Expiration Date (as the same may be extended by us). If after 5:00 P.M., Eastern time, on Friday, May 31, 2024 we have not accepted for payment the Warrants you have tendered to us, you may also withdraw your Warrants at any time thereafter. For a withdrawal to be effective, a notice of withdrawal must be made in written form and must be received in a timely manner by us at the address set forth on the front cover of this Letter of Transmittal. Any notice of withdrawal must specify the name of the tendering holder of Warrants and the number of Warrants to be withdrawn. If certificates for Warrants to be withdrawn have been delivered to us, then, before the release of such certificates, the tendering warrantholder must also submit the serial numbers shown on the particular certificates for Warrants to be withdrawn. If a warrantholder has used more than one Letter of Transmittal, the warrantholder may withdraw Warrants using either separate notices of withdrawal or a combined notice of withdrawal, so long as the information specified above is included. Withdrawals may not be rescinded, and any Warrants properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, withdrawn Warrants may be re-tendered before the Expiration Date by again following the procedures described above and in Section 3 of the Offer to Purchase.
THE METHOD OF DELIVERY OF CERTIFICATES FOR THE WARRANTS, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING WARRANTHOLDER. CERTIFICATES FOR WARRANTS, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY US AT THE ADDRESS SPECIFIED ON THE FRONT COVER OF THIS LETTER OF TRANSMITTAL. REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
No fractional Warrants will be purchased. All tendering warrantholders, by execution of this Letter of Transmittal (or a manually executed photocopy of this Letter of Transmittal), waive any right to receive any notice of the acceptance for payment of their Warrants.
2. Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule attached hereto.
3. Partial Tenders. If fewer than all of the Warrants represented by any certificate delivered to us are to be tendered, fill in the number of Warrants that are to be tendered in the box entitled “Description of Warrants Tendered.” In any such case, new certificate(s) for the remainder of the Warrants that were evidenced by the old certificate(s) registered in your name will be sent to you at the address indicated below your signature to this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the Expiration Date of the Offer. All Warrants represented by certificates delivered to us will be deemed to have been tendered unless otherwise indicated.
4. Signatures on Letter of Transmittal. Your signature on this Letter of Transmittal must correspond with your name as written on the face of the Warrants certificate(s) without any change or alteration whatsoever.
If any of the Warrants tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.
If any Warrants tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, they should so indicate when signing and submit proper evidence satisfactory to us with the Letter of Transmittal of their authority to so act.
5. Special Delivery Instructions. If certificates for any Warrants not accepted for payment or not tendered are to be returned to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate box on this Letter of Transmittal should be completed.
6. Waiver of Conditions; Irregularities. All questions as to the number of Warrants to be accepted, the purchase price to be paid for Warrants to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Warrants will be determined by us, in our sole discretion, and our determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any Warrants that we determine are not in proper form.
We also reserve the absolute right to waive any defect or irregularity in the withdrawal of Warrants by any warrantholder, whether or not we waive similar defects or irregularities in the case of any other warrants or warrantholder. Neither we nor any other person will be obligated to give notice of any defects or irregularities in any notice of withdrawal, nor will any of the foregoing incur liability for failure to give any such notification. Neither we nor any other person, including any Dealer Manager, will be obligated to give notice of any defects or irregularities in tenders, nor will any of the foregoing incur any liability for failure to give any such notification.
We further reserve the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date, or any defect or irregularity in any tender with respect to any particular Warrants or any particular warrantholder (whether or not we waive similar defects or irregularities in the case of other warrants or warrantholders), and our interpretation of the terms of the Offer will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition is waived with respect to any particular warrantholder, the same condition will be waived with respect to all warrantholders. No tender of Warrants will be deemed to have been properly made until all defects or irregularities have been cured by the tendering warrantholder or waived by us.
We will not be liable for any failure to waive any condition of the Offer, nor for any failure to waive any defect or irregularity in any tender of Warrants.
7. Requests for Assistance or Additional Copies. If you have questions or need assistance, or additional copies of the Offer to Purchase, this Letter of Transmittal or other related materials, you can contact us at the address and telephone number set forth on the back cover of this Letter of Transmittal. Copies will be furnished promptly at our expense.
8. Lost, Destroyed or Stolen Certificates. If any certificate representing part or all of your Warrants has been lost, destroyed or stolen, you should promptly contact us at the address or phone number set forth on the back cover of this Letter of Transmittal. That certificate will then be required to be submitted together with the Letter of Transmittal in order to tender and receive payment for Warrants that are tendered and accepted for payment. You may be required to post a bond to secure against the risk that the certificates may be subsequently recirculated. The Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A MANUALLY EXECUTED PHOTOCOPY OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH THE CERTIFICATE(S) FOR THE WARRANTS AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY US PRIOR TO THE EXPIRATION DATE.

The Letter of Transmittal and certificates for Warrants, and any other required documents should be sent or delivered by each tendering warrantholder to us at the address below. To confirm delivery of Warrants, warrantholders are directed to contact us by email at warrants@castormaritime.com or by mail at the address indicated below. Warrantholders submitting certificates representing Warrants to be tendered must deliver such certificates together with the Letter of Transmittal and any other required documents by mail or overnight courier. Facsimile copies and/or photocopies of Warrant certificates will not be accepted.
Castor Maritime Inc.
223 Christodoulou Chatzipavlou Street
Hawaii Royal Gardens
3036 Limassol
Cyprus
Attn: Petros Panagiotidis
Email: warrants@castormaritime.com
+357 25 357 767
Any questions or requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to us at the telephone number and address set forth above.
The Dealer Manager for the Offer is:
Maxim Group

Maxim Group LLC
300 Park Ave
16th Floor
New York, NY 10022
United States of America
Call toll-free: +1 (212) 895-3745